EXHIBIT 99.1

Investor Relations:	Industry Analysts:	Trade and Business Press:
Brian Norris	Kevin Mitchell	Rich Williams
Acme Packet	Acme Packet	Connect2 Communications
+1 781-328-4790	+1 781-328-4436	+1 919-554-3532
bnorris@acmepacket.com	kmitchell@acmepacket.com	rmwilliams@connect2comm.com

Acme Packet Announces Common Stock Repurchase Program

 — Company May Repurchase Up To $20 Million of Common Stock Over Next 12 Months —

BURLINGTON, MA. — February 22, 2008 — Acme Packet, Inc. (NASDAQ: APKT), the leader in session border control solutions, today announced that its Board of Directors has authorized the repurchase of up to $20 million of the Company’s common stock over the next twelve months.  The purchases of common stock will be executed periodically as market and business conditions warrant on the open market, in negotiated or block trades, or under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws.  The Company’s Board of Directors decided to pursue this course of action after a review of the Company’s financial position and investment alternatives.

“Our common stock repurchase program indicates our belief that our common stock is undervalued and does not reflect the intrinsic value of the Company, its performance and its prospects,” said Andy Ory, President and Chief Executive Officer of Acme Packet, Inc. “We believe that the volatility and softness in the broader capital markets is such that this disconnect in value has developed.  This common stock repurchase program reflects the confidence that the Board of Directors has in the prospects of the Company and further demonstrates its commitment to enhancing shareholder value.”

The stock repurchase program does not obligate the Company to repurchase any dollar amount or number of shares of common stock, and the program may be suspended or discontinued at any time.  The common stock repurchase program will remain effective through February 28, 2009 unless terminated earlier by the Board of Directors.  At December 31, 2007, the Company had $136.4 million in cash and equivalents and approximately 60.4 million shares of common stock outstanding. The Company generated approximately $17.7 million in cash in fiscal year 2007.

About Acme Packet, Inc.

Acme Packet, Inc. (NASDAQ: APKT), the leader in session border control solutions, enables the delivery of trusted, first class interactive communications-voice, video and multimedia sessions-and data services across IP network borders. Our Net-Net family of session border controllers and multiservice security gateways supports multiple applications in service provider, large enterprise and contact center networks-from VoIP trunking to hosted enterprise and residential services to fixed-mobile convergence. They satisfy critical security, service assurance and regulatory requirements in wireline, cable and wireless networks; and support multiple protocols-SIP, H.323, MGCP/NCS and H.248-and multiple border points-interconnect, access and data center. Our products have been selected by 500 customers in 85 countries, including 24 of the top 25, and 82 of the top 100 service providers in the world. For more information, contact us at +1 781.328.4400, or visit www.acmepacket.com

Acme Packet, Inc. Safe Harbor Statement

Statements contained herein that are not historical fact (including those in the quote above) may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to the Company’s position in the session border controller market; the Company’s ability to execute its common stock repurchase program; the Company’s expected financial and operating results; its ability to build and grow; the benefits or advantages of the share repurchase program, its programs, partnerships, services, or products; its ability to achieve its goals, plans and objectives; its ability to attract and retain customers; and its development activities. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated. Factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in the Company’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings and the adequacy of our working capital to complete any stock repurchases and the overall market conditions for our common stock.